Exhibit 10.1

Private and confidential

EXECUTION VERSION

THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREAS. REG. SECTION 1.1275-3: THIS DEBT INSTRUMENT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND THIS LEGEND IS REQUIRED BY SECTION 1275(C) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE LEGAL DEPARTMENT, APERIA TOWER 1, #09-03/04, 08 KALLANG AVENUE, SINGAPORE 330509, LEGAL@BITDEER.COM.

SENIOR SECURED NOTE PURCHASE AGREEMENT

AMONG

VARIOUS INVESTORS FROM TIME TO TIME PARTY HERETO

and

BITDEER TECHNOLOGIES GROUP
("Issuer")

NORWEGIAN AI TECHNOLOGY AS
(in its capacity as "Security Provider") and

NORDIC TRUSTEE AS
("Collateral Agent")

USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-1 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-2 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-3 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-4 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-5 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-6 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-7 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-8 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-9 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-10 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-11 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-12 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-13 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-14 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-15 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-16 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-17 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-18 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-19 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-20 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-21 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-22 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-23 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-24 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-25 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-26 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-27 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-28 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-29 SENIOR SECURED NOTES
USD 500,000 ORIGINAL PRINCIPAL AMOUNT OF SERIES A-30 SENIOR SECURED NOTES

Dated 15 April 2024

Private and confidential

EXECUTION VERSION
TABLE OF CONTENT

1.		DEFINITIONS AND INTERPRETATION	5
	1.1	Definitions	5
	1.2	Accounting and Other Terms	10

2.		NOTES
	2.1	Notes Commitments and Issuance	10
	2.2	Evidence of Debt, Register, Investors’ Books and Records, Notes	11
	2.3	Interest	12
	2.4	Default Interest	12
	2.5	Collateral Agent Fees	12
	2.6	Repayment of Notes; Termination of Commitments	12
	2.7	General Provisions Regarding Payments	13
	2.8	Taxes; Withholding, etc	13

3.		CONDITIONS PRECEDENT	14
	3.1	Closing Date	14
	3.2	SPA Closing Conditions	14
	3.3	Note Documents	14
	3.4	Organisational Documents; Incumbency	14
	3.5	Organisational and Capital Structure	14
	3.6	Governmental Authorisations and Consents	15
	3.7	Collateral	15
	3.8	Financial Statements	15
	3.9	Legal opinions	15
	3.10	Fees and Expenses	15
	3.11	Closing Certificate	15
	3.12	No Litigation	15
	3.13	Bank Regulations	16
	3.14	Representations and Warranties	16
	3.15	No Default or Event of Default	16
	3.16	Solvency Certificate	16

4.		REPRESENTATIONS AND WARRANTIES	16
	4.1	General	16
	4.2	Organization; Requisite Power and Authority; Qualification	16
	4.3	Due Authorization	17
	4.4	No Conflict	17
	4.5	Governmental Consents	17
	4.6	Binding Obligation	17
	4.7	Adverse Proceedings, etc	17
	4.8	Governmental Regulation	18
	4.9	Certain Fees	18
	4.10	Solvency	18
	4.11	Security Interests	18
	4.12	Private Offering	18

5.		AFFIRMATIVE COVENANTS	18
	5.1	General	18
	5.2	Financial Statements and Other Reports	18
	5.3	Information	19
	5.4	Books and Records	19
	5.5	Compliance with Laws	19
	5.6	Information Regarding Collateral	19
	5.7	Insurance	20
	5.8	Intellectual Property	20
	5.9	Recognition of Bona Fide Indebtedness	20
	5.10	Further Assurances	20

6.		NEGATIVE COVENANTS	20
	6.1	General	20
	6.2	Governance of the Target Companies	20

Private and confidential

EXECUTION VERSION
	6.3	No sale of Capital Stocks in the Target Companies	21
	6.4	No Asset Sales in the Target Companies	21
	6.5	LIENS	21
	6.6	Restricted Payments	22

7.		EVENTS OF DEFAULT	22
	7.1	Events of Default	22
	7.2	Remedies	24
	7.3	Rights Not Exclusive	24

8.		COLLATERAL AGENT	24
	8.1	Appointment, role and authority of Collateral Agent	24
	8.2	Powers and Duties	25
	8.3	Instructions	25
	8.4	Duties of the Collateral Agent	26
	8.5	No fiduciary duties to any Security Provider	26
	8.6	No duty to account	26
	8.7	Business with the Issuer	27
	8.8	Rights and discretions	27
	8.9	Responsibility for documentation	28
	8.10	No duty to monitor	28
	8.11	Exclusion of liability	28
	8.12	Replacement of the Collateral Agent	29
	8.13	No responsibility to perfect the Collateral	30
	8.14	Insurance by Collateral Agent	30
	8.15	Delegation by the Collateral Agent	30
	8.16	Additional Collateral Agents	31
	8.17	Acceptance of title	31
	8.18	Winding up of trust	31

9.		ENFORCEMENT OF COLLATERAL	32
	9.1	Enforcement Instructions	32
	9.2	Manner of enforcement	32
	9.3	Waiver of rights	32
	9.4	Enforcement through Collateral Agent only	32

10.		MISCELLANEOUS	32
	10.1	Notices	32
	10.2	Expenses	33
	10.3	Indemnity	33
	10.4	NO SET-OFF	34
	10.5	Amendments and Waivers	34
	10.6	Successors and Assigns; Participations	35
	10.7	Independence of Covenants	35
	10.8	Survival of Representations, Warranties and Agreements	36
	10.9	No Waiver; Remedies Cumulative	36
	10.10	Marshalling; Payments Set Aside	36
	10.11	Severability	36
	10.12	Obligations Several; Independent Nature of Investors’ Rights	36
	10.13	Press Releases and Related Matters	37
	10.14	Counterparts	37
	10.15	Effectiveness	37
	10.16	Integration	37

11.		INVESTOR REPRESENTATIONS	37

12.		APPLICABLE LAW AND DISPUTES	37
	12.1	Governing law	37
	12.2	Consent to Jurisdiction	38
	12.3	Waiver of Jury Trial	38

Private and confidential

EXECUTION VERSION
SCHEDULES:

Private and confidential

EXECUTION VERSION
THIS SENIOR SECURED NOTE PURCHASE AGREEMENT (the "Note Purchase Agreement"), dated 15 April 2024 (the "Signing Date"), is entered into by and among the INVESTORS from time to time party hereto, BITDEER TECHNOLOGIES GROUP, an exempted company incorporated under the laws of the Cayman Islands, with registration number 385239, having its registered office at OGIER GLOBAL (CAYMAN) LIMITED, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands, and its business address at Aperia Tower 1, #09-03/04, 08 Kallang Avenue, Singapore 330509 ("Issuer"), Norwegian Ai Technology AS, a Norwegian private limited liability company incorporated under the laws of Norway, registered in the Norwegian Register of Business Enterprises under registration number 921 254 075, having its registered address at c/o Javelin Corporate Services AS, Fridtjof Nansens Plass 7, 0160 Oslo, Norway as security provider ("NAT") and NORDIC TRUSTEE AS, as collateral agent for the Investors (in such capacity, together with its successors and assigns, the "Collateral Agent") (each one is hereafter individually referred to as a "Party", and collectively as the "Parties").

RECITALS:

(A)	Subject to the terms and conditions hereof, on Closing Date the Investors agree to provide the Notes Commitments to the Issuer.

(B)
On Closing Date Issuer desires to issue and sell to the Investors, and the Investors have agreed to purchase, pursuant to this Note Purchase Agreement, Issuer’s Series A Senior Secured Notes, in the aggregate original stated principal amount of USD 15,000,000, in the form attached hereto as Schedule (B).

(C)
The Issuer has agreed to procure that its wholly-owned indirect subsidiary, NAT secures all of the Issuer's Obligations by granting to the Collateral Agent, on behalf of and for the benefit of the Secured Parties, a security interest in the form of a Norwegian law share pledge agreement relating to 100% of all issued and authorised Capital Stock in the Target Companies (as defined below) (the "Share Pledge Agreement") entered into on or about the date of this Note Purchase Agreement.

(D)	In view of the previously mentioned, the Parties have entered into this Note Purchase Agreement.

NOW IT IS THEREFORE, in consideration of the foregoing Recitals, the Parties, intending to be legally bound, hereby covenant and agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

1.1.1	In this Note Purchase Agreement defined or capitalised terms shall (unless otherwise set out herein or required by the context) have the meaning ascribed to them in the Agreement.

1.1.2	"Acquisition" means the acquisition by Issuer or one of its Affiliates of the Capital Stock of the Target Companies contemplated by the SPA.

1.1.3
"Adverse Proceeding" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Issuer) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any environmental claims) or other regulatory body or any mediator or arbitrator, whether pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer or any property of the Issuer.

1.1.4
"Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling (including any member of the senior management group of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

Private and confidential

EXECUTION VERSION
1.1.5	"Agreement" means this Note Purchase Agreement and any appendices, exhibits and schedules attached hereto as it may be amended, supplemented or otherwise modified from time to time.

1.1.6	"Assignment Agreement" means an Assignment and Assumption Agreement substantially in the form of Schedule 1.1.6, with such amendments or modifications as may be approved by the Investors.

1.1.7	"Asset Sale" means any sale, lease, sublease, transfer, swap or other disposition of any property of any of the Target Companies.

1.1.8	"Beneficiary" means the Collateral Agent and each Investor.

1.1.9
"Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or Norway or is a day on which banking institutions located in such state or country are authorized or required by law or other governmental action to close.

1.1.10
"Capital Stock" means any and all shares, equity interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing; provided that, any instrument evidencing Indebtedness convertible into or exchangeable for any of the foregoing shall not be deemed "Capital Stock" unless and until any such instruments are so converted or exchanged.

1.1.11	"Closing Certificate" means a Closing Certificate substantially in the form of Schedule 1.1.11.

1.1.12	"Closing Date" means 15 April 2024.

1.1.13
"Collateral" means, collectively, all Capital Stock of the Target Companies and all interests therein and proceeds thereof now owned or hereafter acquired by the Issuer, NAT or its Subsidiaries upon which a Lien is granted, purported to be granted or required to be granted by the Issuer, NAT or any of its Subsidiaries pursuant to the Collateral Documents as security for the Obligations.

1.1.14	"Collateral Agent" has the meaning specified in the preamble hereto.

1.1.15
"Collateral Agent Fee Letter" means that certain fee letter dated as of the date hereof by and between the Issuer and the Collateral Agent, pursuant to which the Issuer has agreed to pay certain fees to the Collateral Agent from time to time.

1.1.16
"Collateral Documents" means, collectively, the Share Pledge Agreement, and (if relevant) all other instruments, documents and agreements delivered by the Security Providers or their Subsidiaries pursuant to this Agreement or any of the other Note Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a share pledge on all issued and authorised capital stock of the Target Companies, and/or if relevant any lien on real, personal or mixed property of the Security Providers constituting Collateral as security for the Obligations, in each case, as such Collateral Documents may be amended or otherwise modified from time to time.

1.1.17	"Collateral Period" means the period beginning on the Signing Date and ending on the date upon which all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full.

1.1.18	"Commitments" means, collectively, the Notes Commitments.

1.1.19
"Contractual Obligation" means, as applied to any Person, any provision of any Capital Stock issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

1.1.20	"Coupon Rate" means an interest rate of 6 per cent per annum on each Note which shall be paid in monthly instalments no later than the 30th day in each month.

Private and confidential

EXECUTION VERSION
1.1.21
"Debtor Relief Law" means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States, Norway or other applicable jurisdiction from time to time in effect, each as now and hereafter in effect or any successors to such statute.

1.1.22	"Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

1.1.23	"Default Rate" means any interest payable pursuant to Clause 2.4.

1.1.24
"Designated Payment Account" means an account at a bank designated by each Investor from time to time as the account into which the Issuer shall make all payments to such Investor under this Note Purchase Agreement and the other Note Documents.

1.1.25	"Event of Default" means each of the conditions or events set forth in Clause 7.1

1.1.26	"Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

1.1.27	"Fiscal Year" means the fiscal year of Issuer ending on December 31 of each calendar year.

1.1.28	"GAAP" means generally accepted accounting principles in effect as of the date of determination thereof.

1.1.29
"Governmental Authority" means any federal, state, provincial, territorial, municipal, national or other government, governmental department, commission, board, bureau, tribunal, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising or purporting to exercise executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or any foreign entity or government outside of the United States.

1.1.30	"Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

1.1.31
"Historical Financial Statements" means (a) the audited balance sheets of the Issuer as at December 31, 2022 and December 31, 2021 and the related audited statements of income, cash flow and changes in shareholders’ equity of the Issuer for the fiscal years then ended, accompanied by any notes thereto and (b) the unaudited balance sheets of the Issuer as at December 31, 2023 and the related unaudited statements of income, cash flow and changes in shareholders’ equity for the six (6) months then ended.

1.1.32
"Indemnified Liabilities" means, collectively, any and all liabilities, losses, and documented out-of-pocket costs, expenses and disbursements of any kind incurred by the Collateral Agent as a result of negligence by the Issuer and/or the Security Providers (including their directors, management, officers, employees and agents) in connection with the performance of the Collateral Agent's obligations under the Note Documents, including losses incurred by the Collateral Agent as a result of the Collateral Agent's actions based on misrepresentations made by the Issuer and/or the Security Providers in connection with the issuance of the Notes, the entering into or performance under the Note Documents, and for as long as any amounts are outstanding under or pursuant to the Note Documents.

1.1.33	"Indemnitee" has the meaning specified in Clause 10.3.1.

1.1.34	"Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of any debtor relief law.

1.1.35
"Investor" or "Investors" means each investor listed on the signature pages hereto as an Investor, and any other Person that becomes a party hereto pursuant to an Assignment Agreement other than any Person that ceases to be a party hereto pursuant to any Assignment Agreement.

Private and confidential

EXECUTION VERSION
1.1.36
"Investors’ Representatives" means Haakon Bryhni and Lars Naas or any other person(s) collectively appointed by the Investors (by Investors holding 50% or more of the Notes) in writing from time to time.

1.1.37
"IP Rights" means the ownership, possession or right to use all of the material trademarks, service marks, trade names, internet domain names, social media account names, copyright registrations, issued patents and other intellectual property rights or applications to register any of the foregoing and all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof.

1.1.38	"Issuer" has the meaning specified in the preamble hereto.

1.1.39
"Lien" means (a) any lien, mortgage, pledge, assignment, hypothec, deed of trust, trust, deemed trust (statutory or other), security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of securities or Capital Stock, any purchase option, call or similar right of a third party with respect to such securities or Capital Stock.

1.1.40
"Material Adverse Effect" means a material adverse effect on: (a) the Issuer’s ability to fully and timely perform and comply with their obligations under any Notes, or (b) the validity or enforceability of any of the Note Documents, the validity, perfection or priority of the Collateral Agent’s lien on the Collateral or the rights and remedies of the Investors under the Note Documents.

1.1.41	"Maturity Date" means the date following the Closing Date plus 5 (five) years in which each Note shall be repaid to the Investors.

1.1.42	"NOK" means Norwegian kroner, being the lawful currency of Norway.

1.1.43
"Note Document" means any of this Note Purchase Agreement, the Notes, if any, the Collateral Documents, and all other documents, instruments or agreements executed and delivered by the Security Providers or the Investors for the benefit of the Investors and Issuer in connection herewith.

1.1.44
"Note Exposure" means, with respect to any Investor, as of any date of determination, the outstanding principal amount of the Notes of such Investor; provided, at any time prior to the purchase of the Notes on the Closing Date, as applicable, the Note Exposure of any Investor shall include such Investor’s unfunded Commitment.

1.1.45
"Note Purchase Agreement" means this Senior Secured Note Purchase Agreement and any appendices, exhibits and schedules attached hereto as it may be amended, supplemented or otherwise modified from time to time.

1.1.46
"Notes" means 30 (thirty) separate notes (Series A1-A30), each with the principal amount of USD 500,000, in the form as attached hereto as Schedule (B) and with a Maturity Date (as set out and defined in Clause 1.1.41) of Closing Date plus 5 (five) years with a Coupon Rate.

1.1.47
"Notes Commitment" means the commitment of an Investor to purchase Notes and “Notes Commitments” means such commitments of all Investors in the aggregate. The amount of each Notes Commitment is set forth in Schedule 2.1.1, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Notes Commitments as of the Closing Date is $15,000,000.

1.1.48
"Obligations" or "Obligation" means all indebtedness, advances, debts, liabilities, covenants, duties of or obligations of every nature of the Issuer from time to time owed to the Investors, under any Note Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy or receivership with respect to the Issuer, would have accrued on any Obligation, whether or not a claim is allowed against the Issuer for such interest in the related bankruptcy or receivership proceeding), any fees, expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

Private and confidential

EXECUTION VERSION
1.1.49
"Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, estate, trusts, banks, trust companies, land trusts, business trusts, company, firm or other enterprise, association, entity or organizations, whether or not legal entities, and Governmental Authorities.

1.1.50
"Pro Rata Share" means with respect to all payments, computations and other matters relating to the Notes of any Investor, the percentage obtained by dividing (a) the Note Exposure of that Investor by (b) the aggregate Note Exposure of all Investors.

1.1.51	"Register" has the meaning specified in Clause 2.2.1.

1.1.52	"Required Investors" means an Investor or a joint group of Investors holding at least 50.1% of the sum of outstanding Notes and Commitments.

1.1.53	"SEC" means the U.S. Securities and Exchange Commission.

1.1.54	"Secured Parties" means the Investors, the Collateral Agent, and each Indemnitee.

1.1.55
"Secured Obligations" means all and the liabilities and all other present and future liabilities and obligations at any time due, owing or incurred by the Issuer under or in connection with the Note Document, both actual and contingent and whether due, owing or incurred solely or jointly and as principal or surety or in any other capacity.

1.1.56	"Security Provider" means the Issuer, NAT and any other person granting the Collateral.

1.1.57	"Series" means the Notes.

1.1.58
"Solvent" means, with respect to the Issuer, that as of the date of determination, both (a)(i) the sum of Issuer’s debt (including contingent liabilities), does not exceed the present fair saleable value of Issuer’s; (ii) the capital of Issuer, is not unreasonably small in relation to the business of Issuer; and (iii) Issuer, have not incurred and do not intend to incur, or believe that they will incur, debts beyond their ability to pay such debts as they become due (whether at maturity or otherwise); and (b) Issuer, is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

1.1.59
"SPA" means the share sale and purchase agreement entered into between the Investors (as sellers) on the one side and the Issuer (as buyer) on the other side under which it is agreed that the Issuer, NAT shall purchase all of the issued Capital Stocks in the Target Companies, entered into on or about the date of this Note Purchase Agreement.

1.1.60
"Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity (a) of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding or (b) that is a datterselskap within the meaning of section 1-3, subsection (3) of the Norwegian Companies Act.

Private and confidential

EXECUTION VERSION
1.1.61
"Tax" or "Taxes" means any present or future tax, levy, impost, duty, assessment, charge, contribution, premium, fee, deduction or withholding (including backup withholding) of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed by any Governmental Authority and all interest, penalties, additions to tax or other liabilities with respect thereto.

1.1.62
"Target Companies” means (i) TROLL HOUSING AS, a private limited liability company incorporated and existing under the laws of Norway with business registration number 911 678 608; and (ii) TYDAL DATA CENTER AS, a private limited liability company incorporated and existing under the laws of Norway with business registration number 927 050 188.

1.1.63	"Termination Date" means the date on which the SPA is terminated (if any) at any time prior to the Closing.

1.1.64	"USD" and/or $ means United States Dollar being the lawful currency of the United States of America.

1.2	Accounting and Other Terms

1.2.1	Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

1.2.2
For purposes of determining compliance with any incurrence or expenditure tests set forth in this Note Purchase Agreement, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars ($)) shall be converted into Dollars on the basis of the exchange rates, as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other recognized and publicly available service for displaying exchange rates as may be reasonably selected by the Investors or, in the event no such service is available, on such other basis as is reasonably satisfactory to the Investors.

2.	NOTES

2.1	Notes Commitments and Issuance

2.1.1	Commitments

Subject to the terms and conditions hereof, each Investor severally agrees to provide its Notes Commitment in the amount set forth opposite such Investor’s name on Schedule 2.1.1 hereto on Closing Date.

2.1.2	Issuance and Conversion

(a).
Subject to the terms and conditions hereof, each Investor severally agrees to purchase, and Issuer agrees to issue, sell and deliver to the Investors, on Closing Date, the Series A-1 Notes, the Series A-2 Notes. the Series A-3 Notes, the Series A-4 Notes, the Series A-5 Notes, the Series A-6 Notes, the Series A-7 Notes, the Series A-8 Notes, the Series A-9 Notes, the Series A-10 Notes, the Series A-11 Notes, the Series A-12 Notes, the Series A-13 Notes, the Series A-14 Notes, the Series A-15 Notes, the Series A-16 Notes, the Series A-17 Notes, the Series A-18 Notes, the Series A-19 Notes, the Series A-20 Notes, the Series A-21 Notes, the Series A-22 Notes, the Series A-23 Notes, the Series A-24 Notes, the Series A-25 Notes, the Series A-26 Notes, the Series A-27 Notes, the Series A-28 Notes, the Series A-29 Notes and the Series A-30 Notes (collectively the "Notes") in an amount equal to such Investor’s Note Commitment. Any Note issued under this Clause 2.1.2(a) and subsequently repaid or prepaid may not be reborrowed or reissued. Each Investor’s Note Commitment shall terminate immediately and without further action on Closing Date after giving effect to the purchase of Notes in an amount equal to such Investor’s Note Commitment, if any, on such date. The Notes issued pursuant hereto shall evidence the principal amounts of all Notes sold hereunder and the date and principal amount of each purchase and sale of Notes to the Investors by Issuer, as well as each payment or prepayment made on account of the principal thereof, and in each case the resulting aggregate unpaid principal balance thereof (including capitalized interest), shall be recorded by the Issuer in accordance with Clause 2.2.1.

Private and confidential

EXECUTION VERSION
(b).
Subject to the terms and conditions hereof, the Issuer and the Investors agree that on the Closing Date, (a) the Investors receivables in the aggregate amount of USD 15,000,000 as set forth in clause 2., sub-section (iii) of the SPA shall be satisfied in full by the issuance of the Notes on a dollar-for-dollar basis (the "Conversion"). In order to effectuate the Conversion, immediately and automatically upon the occurrence of the Closing Date, the Issuer shall issue the Notes in an aggregate amount equal to USD 15,000,000 to the Investors on a pro rata basis according to each Investor’s Notes Commitment. Any Note issued under this Clause 2.1.2(b) and subsequently repaid or prepaid may not be reborrowed or reissued. Each Investor’s Note Commitment shall terminate immediately and without further action on the earlier of (a) the Closing Date after giving effect to the Conversion, and (b) the Termination Date. The Notes issued pursuant hereto shall evidence the principal amounts of all Notes sold hereunder and the date and principal amount of each purchase and sale of Notes to the Investors by Issuer, as well as each payment or prepayment made on account of the principal thereof, and in each case the resulting aggregate unpaid principal balance thereof (including capitalized interest), shall be recorded by the Issuer in accordance with Clause 2.2.1.

(c).
The purchase and sale of the Notes shall occur at a closing (the "Closing") to take place together with closing of the SPA. Alternatively, Closing can take place digitally at such other place, time or date as may be agreed in writing between the Parties when the Closing Conditions have been fulfilled or waived.

(d).
Upon satisfaction or waiver of the conditions precedent specified herein, at the Closing, Issuer will deliver the Notes issued in the names of the Investors. Payment for the Notes shall be in the form of the Capital Stocks in the Target Companies being transferred to the Issuer as specified in and subject to the SPA. The Issuer shall not receive any other payment for the Notes.

2.2	Evidence of Debt, Register, Investors’ Books and Records, Notes

2.2.1
The Issuer shall maintain a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of Investors, and the Commitments, and principal amounts of the Notes (and stated interest therein) purchased by each Investor pursuant to the terms hereof from time to time (the "Register"). The Register shall be available for inspection by Investors and the Collateral Agent at any time and from time to time upon reasonable prior written notice. The Issuer shall record in the Register the Notes, each assignment and assumption, and each repayment in respect of the principal amount of the Notes, and any such recordation shall be conclusive and binding on the Issuer and each Investor, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Issuer’s Obligations in respect of any Note. The Issuer shall promptly correct any error in the Register upon notice from any Investor. The parties intend that any interest in or with respect to the Notes under this Note Purchase Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the US Internal Revenue Code and any regulations thereunder (and any successor provisions), including without limitation under United States Treasury Regulations Section 5f.103-1(c) of Proposed Regulations Section 1.163-5 (and any successor provisions), and the provisions of this Note Purchase Agreement shall be construed in a manner that gives effect to such intent.

2.2.2
If any mutilated Note is surrendered to Issuer, or if any Note is lost or stolen and Issuer receives evidence to its satisfaction of the ownership and the destruction, loss or theft of such Note, Issuer shall issue a replacement Note. If required by Issuer, an unsecured indemnity must be supplied by the applicable Investor that is sufficient in the judgment of Issuer to protect Issuer from any loss that it may suffer if a Note is replaced.

Private and confidential

EXECUTION VERSION
2.2.3	Each Note shall bear a legend in substantially the following form:

“THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREAS. REG. SECTION 1.1275-3: THIS DEBT INSTRUMENT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(C) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE CORPORATE SECRETARY, APERIA TOWER 1, #09-03/04, 08 KALLANG AVENUE, SINGAPORE 330509, PR@BITDEER.COM.”

2.3	Interest

2.3.1
Except as otherwise set forth herein, interest shall accrue on the principal amount of the Notes (including any interest that has been capitalized and added to the outstanding principal balance of the Notes), from the Closing Date, but excluding the date of repayment thereof, at a rate equal to 6.0 % per annum (the "Coupon Rate").

2.3.2	Accrued interest in respect of each Note shall be due and payable in cash in monthly instalments no later than the 30th day in each month.

2.3.3
Interest payable hereunder shall be computed on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest in respect of any Note, the date of the issuance of such Note shall be included, and the date of payment of such Note shall be excluded.

2.4	Default Interest

2.4.1
Upon the occurrence and during the continuance of an Event of Default, the Notes and, to the extent permitted by applicable law, any fees or other amounts owed hereunder, shall thereafter bear interest (including post petition interest in any proceeding under debtor relief laws) at a rate that is 5.0% per annum in excess of the interest rate otherwise payable hereunder with respect to the Notes. All interest payable at the Default Rate shall be payable in cash on demand. Payment or acceptance of the Default Rate of interest provided for in this Clause 2.4.1 is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or Event of Default or otherwise prejudice or limit any rights or remedies of the Collateral Agent or any Investor.

2.5	Collateral Agent Fees

2.5.1	The Issuer shall pay to the Collateral Agent such fees and expenses as shall have been separately agreed upon in the Collateral Agent Fee Letter in the amounts and at the times so specified.

2.5.2	Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Issuer and the Collateral Agent).

2.6	Repayment of Notes; Termination of Commitments

2.6.1	The Notes, together with all other amounts owed hereunder with respect thereto, shall be paid in cash in and on the Maturity Date.

2.6.2
The Notes shall be prepayable at any time, without premium or penalty. All prepayments of the Notes shall be on a pro rata basis in accordance with each Investor’s Pro Rata Share of the Notes. For the avoidance of doubt, (i) the foregoing shall not prevent the Investors from accelerating the Obligations hereunder or exercising any remedies under the Collateral Documents or otherwise permitted by law and (ii) any payment on account of the Notes after acceleration shall not be considered a prepayment of the Notes.

Private and confidential

EXECUTION VERSION
2.7	General Provisions Regarding Payments

2.7.1
All payments by Issuer of principal, interest, fees and other Obligations shall be made in USD in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and without any deduction or withholding, and delivered to the Investors, not later than 11:00 a.m. to such Investor’s Designated Payment Account as set out in the Register on the date due or specified, without presentation or surrender of any Note or the making of any notation thereon, except upon the written request of Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, each Investor shall surrender such Note for cancellation, reasonably promptly after such request, to Issuer; funds received by an Investor after that time on such due date shall be deemed to have been paid by Issuer on the next Business Day.

2.7.2
All payments in respect of the principal amount of any Note shall be accompanied by payment of accrued interest on the principal amount being repaid and all other amounts payable with respect to the principal amount being repaid or prepaid.

2.7.3
Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

2.8	Taxes; Withholding, etc.

2.8.1
Any and all payments by or on account of any obligation of the Issuer hereunder and under the other Note Documents shall (except to the extent required by applicable law) be paid free and clear of, and without any deduction or withholding on account of, any Tax. If the Issuer or any other Person is required by applicable law to make any deduction or withholding on account of any Tax from any sum paid or payable by the Issuer to the Investors under any of the Note Documents:

(a).	such Person shall notify the Investors of any such requirement or any change in any such requirement as soon as practicable after such Person becomes aware of it;

(b).
Issuer shall pay or cause to be paid any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Issuer) for its own account or (if that liability is imposed on such Investor) on behalf of and in the name of such Investor;

(c).
the sum payable by the Issuer shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Investors receive on the due date an amount equal to the sum it would have received had no such deduction, withholding or payment been required or made; and

(d).
as soon as practicable after any payment of Taxes by Issuer to a Governmental Authority pursuant to this Clause 2.8.1, Issuer shall deliver to each Investor the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

2.8.2
The Issuer shall timely pay to the relevant Governmental Authorities in accordance with applicable law any present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or Taxes that arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Note Purchase Agreement or any other Note Document.

Private and confidential

EXECUTION VERSION
2.8.3
The Issuer hereby indemnifies and agrees to hold the Collateral Agent and each Investor harmless from and against withholding tax, only, resulting from holding the Notes or the Collateral Agent in its capacity as such and any reasonable expenses arising therefrom or with respect thereto payable or paid by such Persons, whether or not such Taxes or expenses where correctly or legally asserted by the relevant Governmental Authority. The Issuer shall pay or reimburse to each Investor and the Collateral Agent, as the case may be, within ten days from the date on which the Investor or the Collateral Agent makes demand therefor. A certificate as to the amount of such payment or liability delivered to the Issuer by an Investor or the Collateral Agent shall be conclusive, absent manifest error.

3.	CONDITIONS PRECEDENT

3.1	Closing Date

3.1.1
The obligation of each Investor to provide its Notes Commitment and purchase Notes on Closing Date, is, in each case, subject to the satisfaction, or waiver in accordance with Clause 10.5, of the following conditions on or before the Closing Date:

3.2	SPA Closing Conditions

All conditions to completion of the sale and purchase of all issued shares in the Target Companies under the SPA, are fulfilled.

3.3	Note Documents

3.3.1
Each Investor shall have received sufficient copies of each of the following Note Documents originally executed (or, in the discretion of the Investors, executed electronically) and delivered by the Issuer and each relevant Security Provider for each Investor:

(a).	this Note Purchase Agreement;

(b).	the Notes;

(c).	the Share Pledge Agreement; and

(d).	each other Note Document required to be executed and delivered on the Closing Date.

3.4	Organisational Documents; Incumbency

Each Investor shall have received a certificate for the Issuer and each Security Provider, by a company secretary, chairperson, director or assistant secretary, each dated on the Closing Date, attaching (i) copies of the organizational documents of the Issuer and relevant Security Provider; (ii) signature and incumbency certificates of the officers of the Issuer and Security Provider executing the Note Documents to which it is a party; (iii) resolutions of the Board of Directors, shareholders, as applicable, or similar governing body of the Issuer and each Security Provider approving and authorizing the execution, delivery and performance of this Note Purchase Agreement and the other Note Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its director, secretary, chairperson or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of the Issuer’s and the Security Providers’ jurisdiction of incorporation, organization or formation (if applicable in such jurisdiction of incorporation, organization or formation), each dated a recent date prior to the Closing Date.

3.5	Organisational and Capital Structure

The organizational structure and capital structure of Issuer shall be made available at either the Issuer’s web page or the SEC's web page.

Private and confidential

EXECUTION VERSION
3.6	Governmental Authorisations and Consents

The Issuer shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Note Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Investors. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transaction contemplated by the Note Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

3.7	Collateral

Unless otherwise agreed in writing by the Investors, in order to create in favour of the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected first priority security interest in the personal property collateral, each Investor and the Collateral Agent shall have received evidence reasonably satisfactory to the Investors of the compliance by the Issuer and each of the Target Companies of their obligations under the Share Pledge Agreement, including a transcript from each Target Companies’ register of shareholders confirming that all of the Target Companies’ issued shares are pledged in favour of the Secured Parties and that no other encumbrances, other than as permitted by this Agreement, are registered on such shares.

3.8	Financial Statements

The Issuer’s Historical Financial Statements shall be made available on either the Issuer’s web page or the SEC's web page.

3.9	Legal opinions

The Investors and their respective counsels shall have received original executed copies of the favourable written opinions of:

(a).	Seward & Kissel LLP – US counsel to the Collateral Agent;

(b).	TSMP Law LLP – Singapore Counsel to the Collateral Agent; and

(c).	Mourant Ozannes (Cayman) LLP – Cayman Islands’ counsel to the Collateral Agent.

in each case, in form and substance reasonably satisfactory to the Investors. Notwithstanding anything to the contrary in this Agreement, the costs incurred in connection with obtaining the legal opinions shall be paid by the Investors.

3.10	Fees and Expenses

Issuer shall have paid to the Collateral Agent the fees when due and payable pursuant to the Collateral Agent Fee Letter.

3.11	Closing Certificate

Issuer shall have delivered to the Investors an originally executed Closing Certificate, together with all attachments thereto.

3.12	No Litigation

There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or, to Issuer’s or any Security Provider’s knowledge, threatened in writing in any court or before any arbitrator or Governmental Authority that, in the reasonable judgment of the Investors, singly or in the aggregate, materially impairs any of the other transactions contemplated by the Note Documents, or that could be reasonably expected to have a Material Adverse Effect.

Private and confidential

EXECUTION VERSION
3.13	Bank Regulations

The Collateral Agent and each Investor shall have received a duly executed Internal Revenue Service Form W-9 (or other applicable Tax forms) and all documentation and other information reasonably requested by the Collateral Agent or Investors at least three (3) Business Days prior to the Closing Date that is required by bank regulatory authorities under applicable “know-your- customer” and anti-money laundering rules and regulations, and all such documentation and other information shall be in form and substance reasonably satisfactory to the Collateral Agent and Investors, as applicable.

3.14	Representations and Warranties

The representations and warranties contained herein and in each other Note Document, delivered to the Investors pursuant hereto or thereto on or prior to the date hereof shall be true and correct in all material respects.

3.15	No Default or Event of Default

No event shall have occurred and be continuing or would result from the consummation of the transactions contemplated herein that would constitute an Event of Default or a Default.

3.16	Solvency Certificate

On the Closing Date, the Investors shall have received a Solvency Certificate of the chief financial, officer, director or treasurer of Issuer substantially in the form of Schedule 3.16, dated as of the Closing Date, certifying that, after giving effect to the purchase of the Notes on the Closing Date, the Issuer is and will be Solvent.

4.	REPRESENTATIONS AND WARRANTIES

4.1	General

In order to induce Collateral Agent and Investors to enter into this Agreement and to purchase the Notes to be made thereby, the Issuer and the Security Providers represents and warrants to the Collateral Agent and the Investors on the Closing Date that the following statements are true and correct:

4.2	Organization; Requisite Power and Authority; Qualification

4.2.1	The Issuer and each Security Provider;

(a).	is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation or organization,

(b).
has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Note Documents to which it is a party and to carry out the transactions contemplated thereby and to make the issuances of Notes hereunder, and

(c).
is qualified to do business and in good standing (to the extent such concept of good standing exists in the relevant jurisdiction) in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

Private and confidential

EXECUTION VERSION
4.3	Due Authorization

The execution, delivery and performance of the Note Documents have been duly authorized by all necessary action on the part of the Issuer and each of its Subsidiaries (as applicable) that is a party thereto.

4.4	No Conflict

4.4.1
The execution, delivery and performance by the Issuer and each Security Provider of the Note Documents to which they are parties and the consummation of the transactions contemplated by the Note Documents do not and will not:

(a).	violate any provision of any of the organizational documents of Issuer or any of its Subsidiaries;

(b).
violate in any material respect any provision of any law or any governmental rule or regulation applicable to Issuer or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Issuer or any of its Subsidiaries;

(c).
conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Issuer or any of its Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect;

(d).	result in or require the creation or imposition of any lien upon any of the material properties or assets of Issuer or any of its Subsidiaries;

(e).
result in any default, non-compliance, suspension revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to its material operations or any of its material properties; or

(f).
require any approval of stockholders, shareholders, members or partners or any approval or consent of any Person under any material Contractual Obligation of Issuer or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Investors.

4.5	Governmental Consents

The execution, delivery and performance by the Issuer or its Subsidiaries (as applicable) of the Note Documents to which they are parties and the consummation of the transactions contemplated by the Note Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, as of the Closing Date or except as would not reasonably be expected to have a Material Adverse Effect.

4.6	Binding Obligation

Each Note Document has been duly executed and delivered by the Issuer or its Subsidiaries (as applicable) that is a party thereto and is the legally valid and binding obligation of the Issuer and/or such Subsidiary (as applicable), enforceable against the Issuer / Subsidiary in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7	Adverse Proceedings, etc.

There are no Adverse Proceedings, individually or in the aggregate, that relate to any Note Document or the transactions contemplated hereby or thereby.

Private and confidential

EXECUTION VERSION
4.8	Governmental Regulation

The Issuer is not subject to regulation under any federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.9	Certain Fees

No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

4.10	Solvency

As of the Closing Date, the Issuer, together with its Subsidiaries on a consolidated basis, after giving effect to the incurrence of Obligations and the sale by Issuer of the Notes hereunder, is Solvent.

4.11	Security Interests

The Collateral Documents create in favor of the Collateral Agent, for the benefit of Secured Parties, is a legal, valid and enforceable security interest in the Collateral secured thereby, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.12	Private Offering

To the knowledge of Issuer, the sale of the Notes pursuant to this Agreement is exempt from the registration delivery requirements of the Securities Act. Neither Issuer nor any Person authorized to act on behalf of Issuer has taken or will knowingly take any action that would subject the Notes issued pursuant to this Agreement on the date hereof to the registration delivery requirements of the Securities Act.

5.	AFFIRMATIVE COVENANTS

5.1	General

5.1.1
The Issuer and each Security Provider covenants and agrees that from the Closing Date until payment in full of all Obligations, the Issuer and each Security Provider, and shall cause each of its Subsidiaries to perform, shall perform all the following covenants:

5.2	Financial Statements and Other Reports

5.2.1	Unless otherwise provided below, Issuer will make the following information available either at the Issuer's web page or the SEC's web page:

(a).
As soon as available, and in any event within 30 days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, the unaudited balance sheets of the Issuer and its Subsidiaries as at the end of such Fiscal Quarter and the related unaudited statements of income, stockholders’ equity and cash flows of Issuer for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP), together with a certification that the financial statements fairly present the financial condition of the Issuer; and

(b).	As soon as available, and in any event within 120 days after the end of each Fiscal Year,

Private and confidential

EXECUTION VERSION
(i)
the balance sheets of the Issuer and its Subsidiaries as at the end of such Fiscal Year and the related statements of income, stockholders’ equity and cash flows of the Issuer for such Fiscal Year, together with a certification that the financial statements fairly present the financial condition of the Issuer and its Subsidiaries and

(ii)	with respect to such consolidated financial statements a report thereon of an independent certified public accountant of recognized national standing selected by Issuer.

5.3	Information

5.3.1	The Issuer shall;

(a).	promptly inform each Investor in writing of any Default or Event of Default, and the steps, if any, being taken to remedy it;

(a).	at the request of the any Investor, report the balance of the Issuer’s Notes (to the best of its knowledge, having made due and appropriate enquiries);

(b).
at the request of any Investor, send each Investor copies of any statutory notifications of the Issuer, including but not limited to in connection with mergers, de-mergers and reduction of the Issuer’s stock capital or equity;

(c).	if the Issuer and/or the Notes are rated, inform each Investor of its and/or the rating of the Notes, and any changes to such rating; and

(d).	within a reasonable time, provide such information about the Issuer’s and the Subsidiaries’ business, assets and financial condition as an Investor may reasonably request.

5.4	Books and Records

5.4.1	The Issuer will, and will cause each of its Subsidiaries to,

(a).	maintain at all times at the chief executive office of Issuer copies of all books and records of Issuer and its Subsidiaries and

(b).	keep adequate books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.

5.5	Compliance with Laws

The Issuer and each Security Provider shall comply in all material respects with all laws and regulations it or they may be subject to from time to time, to the extent that failure to comply with such laws and regulations would have a Material Adverse Effect.

5.6	Information Regarding Collateral

5.6.1	The Issuer will furnish to the Collateral Agent prompt written notice of any change in the Issuer’s, a Security Provider’s and/or the Target Companies’:

(a).	legal name,

(b).	corporate identity or

(c).	Taxpayer Identification Number (if relevant).

5.6.2
The Issuer and each Security Provider shall, in all material respects obtain, maintain and comply with the terms of any authorization, approval, license and consent required for the conduct of its business as carried out at the date of these Notes if a failure to do so would have Material Adverse Effect.

Private and confidential

EXECUTION VERSION
5.7	Insurance

Issuer shall, and shall ensure that all its Subsidiaries will, maintain insurances or captive arrangements on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

5.8	Intellectual Property

The Issuer shall ensure that the Target Companies maintain ownership, or possession of the material IP Rights that are necessary for the operation of its respective businesses. The Issuer shall ensure that the Target Companies conduct and operate its businesses in a manner that does not materially infringe, misappropriate, dilute, or otherwise violate any material IP Rights owned by any other Person.

5.9	Recognition of Bona Fide Indebtedness

Prior to the incurrence of any material indebtedness for borrowed money, the providers of such indebtedness shall acknowledge in writing to the Investors that that the Notes constitute bona fide indebtedness of the Issuer, and if relevant its Subsidiaries.

5.10	Further Assurances

The Issuer shall, and shall cause each of its Subsidiaries, to ensure that;

(a).
The Target Companies conducts their business in accordance with its normal and ordinary course, in line with the same business principles and practices in place during the period prior to Closing Date or otherwise as agreed between the Issuer and the Investors;

(b).	all transactions and the entire operation of the Target Companies are made in commercial terms in the best commercial interest of the Target Companies; and

(c).
the Target Companies maintains its current supplier and customer contracts, and uses its best effort to prolong all supplier and customer contracts upon expiry of current terms and pursues new business opportunities, aimed at upholding and increasing the gross profit.

6.	NEGATIVE COVENANTS

6.1	General

6.1.1
The Issuer and each Security Provider covenants and agrees that during the Collateral Period, the Issuer and each Security Provider shall perform, and shall cause each of its Subsidiaries to perform, all of the following covenants:

6.2	Governance of the Target Companies

6.2.1	The Investors’ Representatives shall be entitled to appoint the chairman of the board of each of the Target Companies as well as the majority of the board in each of the Target Companies.

6.2.2
The Issuer and each Security Provider (and (if relevant) each of its Subsidiaries) hereby irrevocably appoints, the Investors’ Representatives as its attorney-in-fact, with full power of substitution, to:

(a).
attend and vote on all shareholders’ meetings in the Target Companies as the Security Providers’ representative and to vote at such shareholders’ meetings for all Shares owned by the Security Providers and their Affiliates at that time, and the Security Providers shall be excluded from exercising its voting rights over such Shares;

(b).
exercise all rights attached to the Shares, including, without limitation, the right to convene shareholders’ meetings and waive notice and other requirements in connection therewith, and the Investors’ Representatives have the sole and exclusive right and authority to exercise such rights and powers;

Private and confidential

EXECUTION VERSION
(c).
sign, execute, seal, deliver, complete any blanks in and otherwise perfect any meetings from such shareholders’ meetings, deed, transfer, assurance, agreement, instrument, notice or act which the Investors’ Representative may consider expedient in the exercise of any of his or its powers or in respect of the Issuer’s and Security Providers’ obligations under this Agreement;

(d).
to collect all dividends and other distributions paid or payable in connection with the Collateral and such dividends will be held in escrow at a separate bank account held by the Investors’ Representative as security (the Investors can appoint a separate escrow agent for this purpose) to be used as set-off against the Secured Obligations if the Issuer Defaults under this Note Purchase Agreement; and

(e).	sign, enter, into and perform all other actions, as any of the Investors’ Representatives deems fit, in relation to the above; and

each Security Provider hereby undertakes (and undertakes to ensure each of their relevant Subsidiaries takes all actions necessary) not to revoke such power of attorney as set out above, and if so requested by the Investors’ Representatives, the Security Providers shall issue a separate power of attorney setting out the Investors’ Representatives’ powers according to the terms set out in this Clause 6.2, as well as ensuring that each of their relevant Subsidiaries issues similar power of attorneys to the extent relevant and if so requested by the Investors’ Representatives.

6.2.3
The power of attorney granted pursuant to this Clause 6.2 is granted solely to protect the interests of the Investors in the Collateral and shall not impose any duty upon Investors’ Representatives to exercise any power. To the extent possible under Norwegian law, this appointment may not be revoked by the Security Providers until after the end of the Security Period, and if such powers of attorneys are revoked or expires at any time during the Security Period, the Security Providers hereby irrevocable undertakes to reissue and/or renew such power at attorneys so that such power at attorneys at all times are up to date, valid and enforceable.

6.3	No sale of Capital Stocks in the Target Companies

The Security Providers shall not, nor shall they permit any of their Subsidiaries to; directly or indirectly, sell, transfer or assign any Capital Stocks in any of the Target Companies, unless approved in writing by the Investors in their sole discretion.

6.4	No Asset Sales in the Target Companies

None of the Target Companies shall, nor shall any of the Target Companies and/or the Issuer to permit anyone else to, make any Asset Sale, unless such Asset Sale is in the ordinary course of business or otherwise approved in writing by each of the Investors in their sole discretion.

6.5	Liens

The Issuer shall not, nor shall it permit any of its Subsidiaries to; directly or indirectly, create, incur, assume or permit to exist any Lien on;

(a).	the Capital Stock of any of the Target Companies (other than such Lien created under the Share Pledge Agreement); or

(b).
with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any of the Target Companies whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits of any of the Target Companies;

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unless otherwise approved in writing by each of the Investors in their sole discretion or with a total nominal amount of up to USD 500,000.

6.6	Restricted Payments

6.6.1
None of the Target Companies shall declare or pay, directly or indirectly, any dividend or make, directly or indirectly, any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its equity interests or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any subsidiary of the Issuer to purchase or acquire) any of its equity interests or set aside any amount for any such purpose, unless approved in writing by the Investors in their sole discretion.

6.6.2	The Issuer shall not, nor shall it permit any of its Subsidiaries to; directly or indirectly, cause any of the Target Companies to;

(a).
make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any unsecured Indebtedness or Indebtedness that is payment subordinated or junior in lien priority to the Obligations (collectively Junior Indebtedness) (or any Refinancing Indebtedness in respect of the foregoing), if such Junior Indebtedness relates to the Issuer and its Subsidiaries, other than the relevant Target Company itself;

(b).	create, incur, assume or permit to exist any Lien over any of its Assets, unless approved in writing by the Investors in their sole discretion.

7.	EVENTS OF DEFAULT

7.1	Events of Default

7.1.1	Any one or more of the following conditions or events shall constitute an Event of Default or Default:

(a).	Failure by Issuer

(i)	to make any payment of principal when due,

(ii)	to make any payment of interest, fees as and when required to be paid hereunder or

(iii)	to make any required payment in respect of expenses, indemnification or any other amount due hereunder or under any other Note Document,

with respect to amounts referenced in clauses (ii) and (iii) only, within fourteen (14) days of Issuer’s receipt of an invoice or other request to pay such amount; or

(b).	Other Defaults Under Note Documents

(i)	Prior to the occurrence of the Closing Date,

(A)
The Issuer or any Security Provider shall default in the performance of or compliance with any term contained in Clause 5 of this Note Purchase Agreement, and such default shall not have been remedied or waived within 15 days after the earlier of:

(A1)	an officer of the Issuer becoming aware of such default, or

(A2)	receipt by the Issuer of notice from the Investors of such default; or

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(B)
The Issuer or any Security Provider shall default in the performance of or compliance with any term contained herein or any of the other Note Documents, other than any such term referred to in any other subsection of this Clause 7.1, and such default shall not have been remedied or waived within 60 days after the earlier of:

(B1)	an officer of the Issuer becoming aware of such default, or

(B2)	receipt by Issuer of notice the Investors of such default.

(ii)
On and after the occurrence of the Closing Date, the Issuer or any Security Provider shall default in the performance of or compliance with any term contained herein or any of the other Note Documents, other than any such term referred to in any other subsection of this Clause 7.1, and such default shall not have been remedied or waived within sixty days after the earlier of (i) an officer of the Issuer becoming aware of such default, or (ii) receipt by Issuer of notice from the Collateral Agent or the Required Investors of such default; provided that failure to comply with Clause 5.8 shall be an immediate Event of Default; or

(c).	Involuntary Bankruptcy; Appointment of Receiver, etc.:

(i)
A court of competent jurisdiction shall enter a decree or order for relief in respect of Issuer in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state, provincial or territorial law; or

(ii)
an involuntary case shall be commenced against Issuer under any Debtor Relief Law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Issuer, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Issuer for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Issuer, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

(d).	Voluntary Bankruptcy; Appointment of Receiver, etc.

(i)
Issuer or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Law (or under any other applicable bankruptcy, insolvency or similar law) now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Issuer or any of its Subsidiaries shall make any assignment for the benefit of creditors; or

(ii)
Issuer or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors (or similar governing body) of Issuer or any of its Subsidiaries shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Clause 7.1.1(c); or

(e).	Any final monetary judgement involving in the aggregate at any time an amount in excess of USD 5,000,000 to the extent:

(i)	not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage; and

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(ii)	not directly and primarily caused by an action or inaction of the Issuer at the direction of the Board of Directors,

having been made against Issuer or any of its respective assets in connection with an Adverse Proceeding relating to the Issuer’s indebtedness and such monetary judgement remaining undischarged, unvacated, unbonded or unstayed for a period of thirty days (or in any event later than five days prior to the date of any proposed sale thereunder).

(f).
Failure by the Issuer and/or a Security Provider to perform the covenants as set out in Clause 5.1 to 5.10 and Clause 6.1 and such default shall not have been remedied or waived within 30 days after the earlier of:

(i)	an officer of the Issuer becoming aware of such default, or

(ii)	receipt by Issuer of notice the Investors of such default

7.2	Remedies

Upon the occurrence and during the continuance of any Event of Default, any of the Investors and/or the Collateral Agent may, and shall at the request of any of the Investors:

(a).
Declare all or any portion of the unpaid principal amount of all outstanding Notes, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Note Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Issuer and each Security Provider;

(b).	exercise on behalf of themselves all rights and remedies available to them under the Note Documents or applicable law;

provided, upon the occurrence of any event specified in Clause 7.1.1(c) or Clause 7.1.1(d) above, the unpaid principal amount of all outstanding Notes and all interest and other amounts as aforesaid shall automatically become due and payable and the Commitments shall automatically be terminated without further act of the Investors.

7.3	Rights Not Exclusive

The rights provided for in this Note Purchase Agreement and the other Note Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

8.	COLLATERAL AGENT

8.1	Appointment, role and authority of Collateral Agent

8.1.1
Nordic Trustee AS is hereby appointed Collateral Agent hereunder and under the other Note Documents and each Investor hereby authorizes Nordic Trustee AS, in such capacity, to act as its agent in accordance with the terms hereof and the other Note Documents to perform, exercise and enforce any and all other rights and remedies of the Investors with respect to the Issuer, the Obligations or otherwise related to any of same to the extent reasonably incidental to the exercise by the Collateral Agent of the rights and remedies specifically authorized to be exercised by the Collateral Agent by the terms of this Agreement or any other Note Document.

8.1.2
The Collateral Agent hereby agrees to act upon the express conditions contained herein and the other Note Documents, as applicable. The provisions of this Clause 8 are solely for the benefit of the Collateral Agent, the Investors and the other Secured Parties, and the Issuer and each Security Provider shall not have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, the Collateral Agent shall act solely as an agent of Investors and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Issuer or any of its Subsidiaries.

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8.2	Powers and Duties

8.2.1
Each Investor irrevocably authorizes the Collateral Agent to take such action on such Investor’s behalf and to exercise such powers, rights and remedies hereunder and under the other Note Documents as are specifically delegated or granted to the Collateral Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Collateral Agent shall have only those duties and responsibilities that are expressly specified herein and the other Note Documents. The Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Collateral Agent shall not have, by reason hereof or any of the other Note Documents, a fiduciary relationship in respect of any Investor. Nothing herein or in any of the other Note Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect hereof or any of the other Note Documents except as expressly set forth herein or therein.

8.2.2
The Collateral Agent shall act as the “collateral agent” under the Note Documents, and each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Issuer or its any of its Subsidiaries to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Investors, and by accepting the benefits of the Collateral Documents, any other Secured Parties, hereby expressly authorize the Collateral Agent to (i) at the direction of the Required Investors, execute any and all documents (including releases and subordination agreements) with respect to the Collateral (including any amendment, supplement, modification or joinder with respect thereto) and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by the Collateral Agent shall bind the Secured Parties and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Secured Parties in their capacity as such, at the direction of the Required Investors, which negotiation, enforcement or settlement will be binding upon each Secured Party. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Secured Party hereby grants to the Collateral Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction.

8.2.3
The duties of the Collateral Agent shall be mechanical and administrative in nature; and the Collateral Agent shall not have, by reason of any Note Document, a fiduciary relationship in respect of any Investor or any Secured Party. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Note Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties.

8.3	Instructions

8.3.1	The Collateral Agent shall:

(a).
subject to paragraph 8.3.4 below, exercise or refrain from exercising any right, power, authority or discretion vested in it as Collateral Agent in accordance with any instructions given to it by the Required Investors; and

(b).	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (a) above.

8.3.2
The Collateral Agent shall be entitled to request instructions, or clarification of any instruction, from the Required Investors as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Collateral Agent may refrain from acting unless and until it receives those instructions or that clarification.

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EXECUTION VERSION
8.3.3
Any instructions given to the Collateral Agent by the Required Investors shall override any conflicting instructions given by any other Parties and will be binding on all Secured Parties. The Parties hereby acknowledge.

8.3.4	Clause 8.3.1 above shall not apply:

(a).	where a contrary indication appears in this Agreement;

(b).	where this Agreement requires the Collateral Agent to act in a specified manner or to take a specified action; and

(c).	in respect of any provision which protects the Collateral Agent’s own position in its personal capacity as opposed to its role of Collateral Agent for the Secured Parties.

8.3.5
In exercising any discretion to exercise a right, power or authority under the Note Documents where it has not received any instructions as to the exercise of that discretion, the Collateral Agent shall do so having regard to the interests of all the Secured Parties.

8.3.6
The Collateral Agent may refrain from acting in accordance with any instructions of the Required Investors until it has received any indemnification, cash collateral and/or security from the Issuer that it may in its discretion require (which may be greater in extent than that contained in the Note Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable taxes) which it may incur in complying with those instructions.

8.3.7
Without prejudice to the provisions of Clause 9 (Enforcement of Collateral) and the remainder of this Clause 8.3, in the absence of instructions, the Collateral Agent may act (or refrain from acting) as it considers in its discretion to be appropriate.

8.4	Duties of the Collateral Agent

8.4.1	The Collateral Agent’s duties under the Note Documents are solely mechanical and administrative in nature.

8.4.2	The Collateral Agent shall promptly:

(a).	make available to the Investors a copy of any document received by the Collateral Agent from any Security Provider under any Note Document; and

(a).	forward to a Party the original or a copy of any document which is delivered to the Collateral Agent for that Party by any other Party.

8.4.3
Except where a Note Document specifically provides otherwise, the Collateral Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

8.4.4	The Collateral Agent shall have only those duties, obligations and responsibilities expressly specified in the Note Documents to which it is expressed to be a party (and no others shall be implied).

8.5	No fiduciary duties to any Security Provider

Nothing in this Agreement constitutes the Collateral Agent as an agent, trustee or fiduciary of any Security Provider.

8.6	No duty to account

The Collateral Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

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8.7	Business with the Issuer

The Collateral Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Issuer or any of its Subsidiaries.

8.8	Rights and discretions

8.8.1	The Collateral Agent may:

(a).	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(b).	assume that:

(i)	any instructions received by it from the Required Investors are duly given in accordance with the terms of the Note Documents;

(ii)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	if it receives any instructions from the Required Investors to act in relation to the Collateral, that all applicable conditions under the Note Documents for so acting have been satisfied; and

(c).	rely on a certificate from any person:

(i)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(ii)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of sub-paragraph (A) above, may assume the truth and accuracy of that certificate.

8.8.2	The Collateral Agent may assume (unless it has received written notice to the contrary in its capacity as Collateral Agent) that:

(a).	no Event of Default has occurred;

(b).	any right, power, authority or discretion vested in any Party has not been exercised; and

(c).	any notice made by the Issuer is made on behalf of and with the consent and knowledge of all the Security Providers.

8.8.3	The Collateral Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

8.8.4
Without prejudice to the generality of paragraph 8.8.3 above, the Collateral Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Collateral Agent if the Collateral Agent in its reasonable opinion deems this to be desirable.

8.8.5
The Collateral Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Collateral Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

8.8.6	The Collateral Agent, any Receiver and any Delegate may act in relation to the Note Documents and the Collateral through its officers, employees, delegate, receiver and agents and shall not:

(a).	be liable for any error of judgment made by any such person; or

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(b).	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Collateral Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

8.8.7
Unless this Agreement expressly specifies otherwise, the Collateral Agent may disclose to any other Party any information it reasonably believes it has received as security trustee or otherwise under this Agreement.

8.8.8
Notwithstanding any other provision of any Note Document to the contrary, the Collateral Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

8.8.9
Notwithstanding any provision of any Note Document to the contrary, the Collateral Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

8.9	Responsibility for documentation

None of the Collateral Agent, any Receiver nor any Delegate is responsible or liable for:

(a).
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Collateral Agent, a Security Provider or any other person in or in connection with any Note Document or the transactions contemplated in the Note Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Note Document; or

(b).
the legality, validity, effectiveness, adequacy or enforceability of any Note Document, the Collateral or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Note Document or the Collateral.

8.10	No duty to monitor

The Collateral Agent shall not be bound to enquire:

(a).	whether or not any Event of Default has occurred;

(b).	as to the performance, default or any breach by any Party of its obligations under any Note Document; or

(c).	whether any other event specified in any Note Document has occurred.

8.11	Exclusion of liability

8.11.1
Without limiting paragraph 8.11.2 below or any other provision of any Note Document excluding or limiting the liability of the Collateral Agent, any Receiver or Delegate), none of the Collateral Agent, any Receiver nor any Delegate will be liable for:

(a).
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Note Document or the Collateral unless directly caused by its gross negligence or wilful misconduct;

(b).
exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Note Document, the Collateral or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Note Document or the Collateral;

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(c).	any shortfall which arises on the enforcement or realisation of the Collateral; or

(d).	without prejudice to the generality of paragraphs (a) to (c) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:

(i)	any act, event or circumstance not reasonably within its control; or

(ii)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

8.11.2
No Party (other than the Collateral Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Collateral Agent, a Receiver or a Delegate in respect of any claim it might have against the Collateral Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Note Document or any Collateral.

8.11.3	Nothing in this Agreement shall oblige the Collateral Agent to carry out:

(a).	any “know your customer” or other checks in relation to any person; or

(b).	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Secured Party,

on behalf of any Secured Party.

8.11.4
Without prejudice to any other provision of any Note Document excluding or limiting the liability of the Collateral Agent, any Receiver or Delegate, any liability of the Collateral Agent, any Receiver or Delegate arising under or in connection with any Note Document or the Collateral shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Collateral Agent, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Collateral Agent, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss. In no event shall the Collateral Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Collateral Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.

8.12	Replacement of the Collateral Agent

8.12.1	The Collateral Agent may be replaced by the Investors at the Investors' sole discretion and without the Issuer’s approval. Such decision by the Investors must be unanimous.

8.12.2
The Collateral Agent may resign by giving notice to the Investors’ Representative, in which case a successor Collateral Agent shall be elected pursuant to this Clause, initiated by the retiring Collateral Agent.

8.12.3
If the Collateral Agent is Insolvent, or otherwise is permanently unable to fulfil its obligations under the Note Documents to which it is a party, the Collateral Agent shall be deemed to have resigned and a successor Collateral Agent shall be appointed in accordance with this Clause.

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8.12.4
The change of Collateral Agent shall only take effect upon execution of all necessary actions to effectively substitute the retiring Collateral Agent (including without limitation the transfer of the Collateral to the successor Collateral Agent), and the retiring Collateral Agent undertakes to co- operate in all reasonable manners without delay to such effect. The retiring Collateral Agent shall be discharged from any further obligation in respect of the Note Documents from the change takes effect, but shall remain liable under the Note Documents in respect of any action which it took or failed to take whilst acting as Collateral Agent. The retiring Collateral Agent shall remain entitled to any benefits and any unpaid fees or expenses under the Note Documents before the change has taken place.

8.12.5
Upon a change of Collateral Agent, the Issuer and the other Security Providers shall co-operate in all reasonable manners without delay to replace the retiring Collateral Agent with the successor Collateral Agent and release the retiring Collateral Agent from any future obligations under the Note Documents and any other documents.

8.13	No responsibility to perfect the Collateral

The Collateral Agent shall not be liable for any failure to:

(a).	require the deposit with it of any deed or document certifying, representing or constituting the title of any Security Provider to any of the Collateral;

(b).	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Note Document or the Collateral;

(c).
register, file or record or otherwise protect any of the Collateral (or the priority of any of the Collateral) under any law or regulation or to give notice to any person of the execution of any Note Document or of the Collateral;

(d).
take, or to require any Security Provider to take, any step to perfect its title to any of the Collateral or to render the Collateral effective or to secure the creation of any ancillary Security under any law or regulation; or

(e).	require any further assurance in relation to any Collateral Document.

8.14	Insurance by Collateral Agent

8.14.1	The Collateral Agent shall not be obliged:

(a).	to insure any of the Collateral;

(b).	to require any other person to maintain any insurance; or

(c).	to verify any obligation to arrange or maintain insurance contained in any Note Document,

and the Collateral Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

8.14.2
Where the Collateral Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind unless the Required Investors requests it to do so in writing and the Collateral Agent fails to do so within fourteen days after receipt of that request.

8.15	Delegation by the Collateral Agent

8.15.1
Each of the Collateral Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

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8.15.2
That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Collateral Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

8.15.3
No Collateral Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

8.16	Additional Collateral Agents

8.16.1	The Collateral Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee (or Collateral Agent) or as a co-trustee (or co-Collateral Agent) jointly with it:

(a).	if it considers that appointment to be in the interests of the Secured Parties;

(b).	for the purposes of conforming to any legal requirement, restriction or condition which the Collateral Agent deems to be relevant; or

(c).	for obtaining or enforcing any judgment in any jurisdiction,

and the Collateral Agent shall give prior notice to the Investors’ Representative of that appointment.

8.16.2
Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Collateral Agent under or in connection with the Note Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

8.16.3
The remuneration that the Collateral Agent may pay to that person, and any costs and expenses (together with any applicable taxes) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Collateral Agent.

8.17	Acceptance of title

The Collateral Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Security Provider may have to any of the Collateral and shall not be liable for, or bound to require any Security Provider to remedy, any defect in its right or title.

8.18	Winding up of trust

If the Collateral Agent, with the approval of the Required Investors, determines that:

(a).	all of the Secured Obligations and all other obligations secured by the Collateral Documents have been fully and finally discharged; and

(b).
no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Security Provider pursuant to the Note Documents, then:

(i)
the trusts set out in this Agreement shall be wound up and the Collateral Agent shall release, without recourse or warranty, all of the Collateral and the rights of the Collateral Agent under each of the Collateral Documents; and

(ii)	any Collateral Agent which has resigned pursuant to Clause 8.12 (Replacement of the Collateral Agent) shall release, without recourse or warranty, all of its rights under each Collateral Document.

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EXECUTION VERSION
9.	ENFORCEMENT OF COLLATERAL

9.1	Enforcement Instructions

9.1.1	The Collateral Agent may refrain from enforcing the Collateral unless instructed otherwise by the Required Investors.

9.1.2
Subject to the Collateral having become enforceable in accordance with its terms the Required Investors may give or refrain from giving instructions to the Collateral Agent to enforce or refrain from enforcing the Collateral as it sees fit.

9.1.3	The Collateral Agent is entitled to rely on and comply with instructions given in accordance with this Clause 9.1.

9.2	Manner of enforcement

If the Collateral is being enforced pursuant to Clause 9.1 (Enforcement Instructions), the Collateral Agent shall enforce the Collateral in such manner (including, without limitation, the selection of any administrator, examiner (or any analogous officer in any jurisdiction) of any Security Provider to be appointed by the Collateral Agent) as the Required Investors shall instruct or, in the absence of any such instructions, as the Collateral Agent considers in its discretion to be appropriate.

9.3	Waiver of rights

To the extent permitted under applicable law and subject to Clause 9.1 (Enforcement Instructions), Clause 9.2 (Manner of enforcement), each of the Secured Parties and the Security Providers waives all rights it may otherwise have to require that the Collateral be enforced in any particular order or manner or at any particular time or that any amount received or recovered from any person, or by virtue of the enforcement of any of the Collateral or of any other security interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

9.4	Enforcement through Collateral Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Collateral or to exercise any right, power, authority or discretion arising under the Collateral Documents except through the Collateral Agent.

10.	MISCELLANEOUS

10.1	Notices

10.1.1	Notices Generally

(a).
Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to the Issuer, any Security Provider or the Collateral Agent, shall be sent to such Person’s address as set forth on Schedule 10.1.1 or in the other relevant Note Document, and in the case of any Investor, the address as indicated on Schedule 10.1.1 or otherwise indicated to the Collateral Agent in writing.

(b).
Each notice hereunder shall be considered received when the other Party has confirmed receipt. Should a Party not have confirmed receipt, a notice or other communication shall nevertheless be deemed received:

(i)
if delivered by hand or sent by reputable international overnight courier (with return or delivery receipt obtained) on the date of receipt by the recipient thereof if received prior to 17.00 (CET) and such day is a Business Day, and otherwise on the next Business Day; and

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EXECUTION VERSION
(ii)
if sent within Norway, 1 (one) Business Day, or if sent outside Norway, 5 (five) Business Days, after having been sent by registered or certified mail, return or delivery receipt requested, postage prepaid; and

(iii)	if sent by e-mail, provided such e-mail is confirmed by the recipient within 2 (two) days of dispatch and provided always that automatic e-mail reply does not constitute a confirmation of receipt.

10.2	Expenses

The Issuer agrees to pay promptly (a) all of Collateral Agent’s actual, reasonable and documented out-of-pocket costs and expenses of preparation of the Note Documents and any consents, amendments, waivers or other modifications thereto (in the case of amendments, whether or not the transactions contemplated thereby are consummated); (b) all the actual, reasonable and documented out-of-pocket fees, expenses and disbursements of one primary external counsel to the Collateral Agent (and, if necessary, any regulatory or subject matter expert counsel and one additional counsel in each relevant material jurisdiction) in connection with the negotiation, preparation, execution and administration of the Note Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Issuer; (c) all the actual costs and documented out-of-pocket expenses of creating and perfecting Liens in favor of the Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and Taxes, stamp or documentary Taxes, search fees, title insurance premiums and the actual, reasonable and documented out-of-pocket fees, expenses and disbursements of one counsel in each relevant material jurisdiction providing customary legal opinions that the Collateral Agent may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (d) all of the Collateral Agent’s actual, reasonable and documented out-of-pocket fees and expenses for, and disbursements of any of the Collateral Agent’s auditors, accountants, consultants or appraisers; (e) all the actual, reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) all other actual and reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent in connection with the negotiation, preparation and execution of the Note Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (g) after the occurrence of a Default or an Event of Default, all actual and documented out-of-pocket costs and expenses, including attorneys’ fees and costs of settlement, incurred by the Collateral Agent in enforcing any of the Collateral (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy or receivership cases or proceedings.

10.3	Indemnity

10.3.1
IN ADDITION TO THE INDEMNITY SET OUT 2.8 (TAXED; WITHOLDING ETC.), IN WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, THE ISSUER AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS, THE COLLATERAL AGENT, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, MEMBERS, INVESTORS, ADVISORS, REPRESENTATIVES, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS (EACH, AN "INDEMNITEE"), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES; PROVIDED, THE ISSUER SHALL NOT HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER, OF THAT INDEMNITEE. TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY AND HOLD HARMLESS SET FORTH IN THIS CLAUSE 10.3 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE ISSUER SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW, WITHOUT ANY FURTHER LIABILITY, TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY INDEMNITEES OR ANY OF THEM.

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EXECUTION VERSION
10.3.2
To the extent permitted by applicable law, no Party hereto shall assert, and each other Party hereby waives, any claim against the any other Party and such Party's respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Note Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Note or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Party hereby waives, releases and agrees not to sue upon any such claim (for the sake of clarification amounts in respect of any damages incurred or paid by an Indemnitee to a third party or for any out-of-pocket expenses shall be deemed to be direct, actual damages) or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

10.4	No Set-Off

The Issuer shall not be entitled to set-off any rights or claims it may have against the either the Investors and/or the Collateral Agent or any of its Affiliates against any rights or claims which the Issuer or any of its Affiliates may have under or in connection with this Note Purchase Agreement or any Note Document, the SPA or otherwise.

10.5	Amendments and Waivers

10.5.1
Subject to Clause 10.5.2, no amendment, modification, termination or waiver of any provision of the Note Documents, or consent to any departure from by any Security Provider, shall in any event be effective without the written concurrence of the Issuer and the Investors.

10.5.2	Without the written consent of each Investor directly and adversely affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(a).	extend or shorten the scheduled final maturity of any Note;

(b).	reduce the rate of interest in respect of any Note (other than any waiver of any increase in the interest rate applicable to any Note pursuant to Clause 2.4 or any fee payable hereunder);

(c).	extend the time for payment of any such interest or fees;

(d).	amend, modify, terminate or waive any provision of Clause 10.5.2;

(e).	release all or substantially all of the Collateral except as expressly provided in the Note Documents;

(f).	release Issuer of any of its obligations under any Note Document.

10.5.3
No amendment, modification, termination or waiver of any provision of the Note Documents, or consent to any departure by any Security Provider therefrom, shall, unless in writing and signed by the Collateral Agent in addition to the Investors in Clause 10.5.1 or Clause 10.5.2, as applicable, adversely affect the rights or duties of, or any fees or other amounts payable to, the Collateral Agent under this Agreement or any other Note Document; provided that the Collateral Agent shall be provided with a copy of any amendment, modification, termination, waiver or consent to any Note Document which has been effectuated by the Issuer and any Investor.

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EXECUTION VERSION
10.5.4
Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Security Provider in any case shall entitle such Security Provider to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Clause 10.5 shall be binding upon each Investor at the time outstanding, each future Investor and, if signed by a Security Provider, on such Security Provider.

10.6	Successors and Assigns; Participations

10.6.1
This Note Purchase Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Investors. Neither the Security Provider’s rights or obligations hereunder nor any interest therein may be assigned or delegated by a Security Provider without the prior written consent of the Investors and the Collateral Agent.

10.6.2
The Issuer, the Security Providers, Collateral Agent and Investors shall deem and treat the Persons listed as Investors in the Register as the holders and owners of the corresponding Commitments and Notes listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Note shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by the Investors and recorded in the Register as provided in Clause 10.6.4, provided that the Issuer shall record an assignment or transfer upon receipt of an executed Assignment Agreement from an Investor. Prior to such recordation, all amounts owed with respect to the applicable Commitment or Note shall be owed to the Investor listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as an Investor shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Notes, absent manifest error, and the Issuer shall promptly correct any such errors upon notice from the Investors.

10.6.3
Each Investor shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Note Purchase Agreement, including, without limitation, all or a portion of its Commitment or Notes held by it.

10.6.4
The assigning Investor and the assignee thereof shall execute and deliver to the Investors an Assignment Agreement, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, and such forms or certificates reasonably requested by the Investors or Issuer with respect to United States federal Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Investors.

10.6.5
Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms or certificates required by this Agreement in connection therewith, and the recordation and processing fee, the Issuer shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to each Investor and shall maintain a copy of such Assignment Agreement.

10.6.6
In addition to any other assignment permitted pursuant to Clause 10.5.3, any Investor may assign, pledge and/or grant a security interest in, all or any portion of its Notes and other Obligations owed to such Investor, and its Notes.

10.7	Independence of Covenants

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Private and confidential

EXECUTION VERSION
10.8	Survival of Representations, Warranties and Agreements

All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the issuance of any Notes hereunder. Notwithstanding anything herein or implied by law to the contrary, the agreements of the Issuer and each Security Provider (as relevant) set forth in Clause 2.8 (Taxes; Withholding, etc), Clause 10.3 (Indemnity), Clause 10.4 (No Set off) and Clause 10.10 (Marshalling; Payments Set Aside) shall survive the payment of the Notes and the termination hereof.

10.9	No Waiver; Remedies Cumulative

No failure or delay on the part of any Investor in the exercise of any power, right or privilege hereunder or under any other Note Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Investor hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Note Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10	Marshalling; Payments Set Aside

The Investors shall not be under any obligation to marshal any assets in favor of the Issuer or any other Person or against or in payment of any or all of the Obligations. To the extent that the Issuer or any Security Provider makes a payment or payments to the Investors, or Investors enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or receivership law, any other state, federal, provincial or territorial law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11	Severability

In case any provision in or obligation hereunder or any Note or other Note Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12	Obligations Several; Independent Nature of Investors’ Rights.

The obligations of Investors hereunder are several and no Investor shall be responsible for the obligations or Commitment of any other Investor hereunder. Nothing contained herein or in any other Note Document, and no action taken by Investors pursuant hereto or thereto, shall be deemed to constitute Investors as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Investor shall be a separate and independent debt, and, each Investor shall be entitled to protect and enforce its rights arising under this Note Purchase Agreement and the other Note Documents and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Notwithstanding anything to the contrary contained in this Clause 10.12 or any other provision of this Note Purchase Agreement or any other Note Document, without the prior written consent of the Collateral Agent and the Required Investors, only the Collateral Agent shall enforce any remedies hereunder against Issuer or any Subsidiary in respect of the Collateral.

Private and confidential

EXECUTION VERSION
10.13	Press Releases and Related Matters

The Issuer shall not, and shall not permit any of its Affiliates to, issue any press release or other public disclosure using the name, logo or otherwise referring to the Collateral Agent, any Investor or any of its Affiliates without the consent of the Collateral Agent or such Investor or any of its Affiliates, except to the extent required to do so under applicable requirements of law and then, if practicable, only after consulting with the Collateral Agent or such Investors.

10.14	Counterparts

This Note Purchase Agreement may be executed in any number of counterparts and by electronic means, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Note Purchase Agreement by email or other electronic means (including a “.pdf” or “.tif” file) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.15	Effectiveness

This Note Purchase Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Issuer and the Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.16	Integration

This Note Purchase Agreement, together with the other Note Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Note Purchase Agreement and those of any other Note Document, the provisions of this Note Purchase Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Investors in any other Note Document shall not be deemed a conflict with this Note Purchase Agreement. Each Note Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.	INVESTOR REPRESENTATIONS

Each Investor represents and warrants to Issuer on the Closing Date that it has full power and authority to enter into this Note Purchase Agreement. This Note Purchase Agreement, when executed and delivered by it, will constitute valid and legally binding obligations of each Investor, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

12.	APPLICABLE LAW AND DISPUTES

12.1	Governing law

12.1.1	THIS NOTE PURCHASE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.1.2
NOTWITHSTANDING THE FOREGOING OR ANYTHING TO THE CONTRARY HEREIN, IF A PARTY IS REPRESENTED BY AN ATTORNEY IN CONNECTION WITH THE SIGNING AND/OR EXECUTION OF THIS AGREEMENT OR ANY OTHER AGREEMENT, DEED OR DOCUMENT REFERRED TO IN THIS AGREEMENT OR MADE PURSUANT TO THIS NOTE PURCHASE AGREEMENT, AND THE POWER OF ATTORNEY IS GOVERNED BY THE LAWS OF NORWAY, IT IS HEREBY ACKNOWLEDGED AND ACCEPTED BY EACH OTHER PARTY THAT THE EXISTENCE AND EXTENT OF THE ATTORNEY'S AUTHORITY AND THE EFFECTS OF THE ATTORNEY'S EXERCISE OR PURPORTED EXERCISE OF HIS OR HER AUTHORITY SHALL BE GOVERNED BY THE LAWS OF NORWAY.

Private and confidential

EXECUTION VERSION
12.2	Consent to Jurisdiction

12.2.1
ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE ISSUER ARISING OUT OF OR RELATING HERETO OR ANY OTHER NOTE DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE ISSUER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ISSUER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH CLAUSE 10.1 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE ISSUER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (IV) AGREES THAT THE COLLATERAL AGENT AND INVESTORS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE ISSUER IN THE COURTS OF ANY OTHER JURISDICTION.

12.2.2
ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST THE ISSUER IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

12.2.3
NOTHING IN THIS NOTE PURCHASE AGREEMENT SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR THE RIGHT TO BRING PROCEEDINGS IN ANY OTHER JURISDICTION FOR THE PURPOSES OF THE ENFORCEMENT OR EXECUTION OF ANY JUDGMENT OR OTHER SETTLEMENT IN ANY OTHER COURTS.

12.3	Waiver of Jury Trial

12.3.1
EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER NOTE DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR THE INVESTOR/ISSUER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS CLAUSE 12.3 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER NOTE DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTES PURCHASED HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

* * *
(Signatures on next page)

Private and confidential

EXECUTION VERSION
IN WITNESS HEREOF, the Parties hereto have caused this Note Purchase Agreement to be duly executed by their authorised officers on the day and year first written above.

The ISSUER

For and on behalf of: -
BITDEER TECHNOLOGIES GROUP
acting on behalf of itself as well as on behalf of each of its Subsidiaries

Name:	Jihan Wu	/s/ Jihan Wu
Title:	Director

As SECURITY PROVIDER

For and on behalf of: -

NORWEGIAN AI TECHNOLOGY AS
acting on behalf of itself and on behalf of each of the Target Companies

Name:	Wenguang Wang	/s/ Wenguang Wang
Title:	Director

Private and confidential

EXECUTION VERSION
The COLLATERAL AGENT

For and on behalf of: -
NORDIC TRUSTEE AS

Name:	Olav Slagsvold
Title:	Authorised signatory	/s/ Olav Slagsvold

Private and confidential

EXECUTION VERSION
The INVESTOR

For and on behalf of: -
RENOL INVEST AS
as Series A-1 Investor
as Series A-2 Investor
as Series A-3 Investor
as Series A-4 Investor
as Series A-5 Investor
as Series A-6 Investor
as Series A-7 Investor
as Series A-8 Investor
as Series A-9 Investor
as Series A-10 Investor
as Series A-11 Investor
as Series A-12 Investor
as Series A-13 Investor
as Series A-14 Investor
as Series A-15 Investor
as Series A-16 Investor
as Series A-17 Investor
as Series A-18 Investor
as Series A-19 Investor
as Series A-20 Investor
as Series A-21 Investor
as Series A-22 Investor
as Series A-23 Investor
as Series A-24 Investor
as Series A-25 Investor
as Series A-26 Investor
as Series A-27 Investor
as Series A-28 Investor
as Series A-29 Investor
as Series A-30 Investor

Name:	Lars Eivind Haugnes Naas	/s/ Lars Eivind Haugnes Naas
Title:	Attorney-In-Fact

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EXECUTION VERSION
The INVESTOR

For and on behalf of: -
BRYHNI.COM AS
as Series A-1 Investor
as Series A-2 Investor
as Series A-3 Investor
as Series A-4 Investor
as Series A-5 Investor
as Series A-6 Investor
as Series A-7 Investor
as Series A-8 Investor
as Series A-9 Investor
as Series A-10 Investor
as Series A-11 Investor
as Series A-12 Investor
as Series A-13 Investor
as Series A-14 Investor
as Series A-15 Investor
as Series A-16 Investor
as Series A-17 Investor
as Series A-18 Investor
as Series A-19 Investor
as Series A-20 Investor
as Series A-21 Investor
as Series A-22 Investor
as Series A-23 Investor
as Series A-24 Investor
as Series A-25 Investor
as Series A-26 Investor
as Series A-27 Investor
as Series A-28 Investor
as Series A-29 Investor
as Series A-30 Investor

Name:	Haakon Bryhni	/s/ Haakon Bryhni
Title:	Attorney-In-Fact

Private and confidential

EXECUTION VERSION
SCHEDULE (B)

FORM OF SERIE A-NOTE(S)

Private and confidential

EXECUTION VERSION
SCHEDULE 1.1.6

ASSIGNMENT AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

Private and confidential

EXECUTION VERSION
SCHEDULE 1.1.11

FORM OF CLOSING CERTIFICATE

Private and confidential

EXECUTION VERSION
SCHEDULE 2.1.1

NOTES COMMITMENTS

Private and confidential

EXECUTION VERSION
SCHEDULE 3.16

SOLVENCY CERTIFICATE

FORM OF SOLVENCY CERTIFICATE

Private and confidential

EXECUTION VERSION
SCHEDULE 10.1.1

NOTICE ADRESSES